As filed with the Securities and Exchange Commission on April 27, 2006

Registration No. 333-121957

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3 TO

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BEIJING MED-PHARM CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	5122	20-0434726

(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code No.)	Identification No.)

600 W. Germantown Pike, Suite 400
Plymouth Meeting,
Pennsylvania 1942
(610) 940-1675
(Address, Including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

David Gao
President and Chief Executive Officer
Beijing Med-Pharm Corporation
600 W. Germantown Pike, Suite 400
Plymouth Meeting,
Pennsylvania 19462 (610) 940-1675
(Name, Address, Including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:
Joanne R. Soslow, Esq.
Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, Pennsylvania 19103
(215) 963-5000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ______

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ______

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ______

Beijing Med-Pharm Corporation, or the Company, filed a registration statement on Form S-1 (Registration No. 333-121957), or the Registration Statement, with the Securities and Exchange Commission, or the SEC, on January 11, 2005, registering 9,074,965 shares of the Company’s common stock, including (i) 8,501,052 outstanding shares of common stock, or the Outstanding Shares, and (ii) 573,913 shares of the Company’s common stock underlying warrants, or the Warrant Shares, to be offered from time-to-time by the selling stockholders named therein. The SEC declared the Registration Statement effective on July 12, 2005.

The Company is filing this Post-Effective Amendment No. 3 to the Registration Statement to remove from registration all of the Outstanding Shares that remain unsold as of the date hereof. The Company is deregistering the Outstanding Shares because it has no obligation to maintain the effectiveness of the Registration Statement and all of the Outstanding Shares may be sold under Rule 144 of the Securities Act of 1933, as amended, or the Securities Act, with most meeting the requirements of Rule 144(k).

In addition, pursuant to Rule 429 of the Securities Act, the Company, while under no obligation to do so, intends to register all of the Warrant Shares by filing with the SEC a Post-Effective Amendment No. 4 to the Registration Statement. The Post-Effective Amendment No. 4 to the Registration Statement will be combined with Post-Effective Amendment No. 1 to the registration statement on Form S-1 (Registration No. 333-130447) declared effective by the SEC on February 7, 2006 and will contain one combined prospectus that may be used in connection with resales under both registration statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Plymouth Meeting, in the Commonwealth of Pennsylvania on April 27, 2006.

Beijing Med-Pharm Corporation
(Registrant)

April 27, 2006	By:	DAVID GAO

Name: David Gao
Title: President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

DAVID GAO	President, Chief Executive Officer and	April 27, 2006
Director (Principal Executive Officer)
David Gao

FRED M. POWELL	Chief Financial Officer (Principal	April 27, 2006
Financial and Accounting Officer)
Fred M. Powell

*	Chairman	April 27, 2006

Martyn D. Greenacre

*	Director	April 27, 2006

Michel Y. de Beaumont

*	Director	April 27, 2006

Jack M. Ferraro

*	Director	April 27, 2006

Frank J. Hollendoner

*	Director	April 27, 2006

John W. Stakes, M.D.

* By: DAVID GAO David Gao Attorney-in-fact